Prospectus Supplement No. 16 (to Prospectus dated November 12, 2024)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-281694

BENEFICIENT

203,212,927 Shares of Class A Common Stock

This prospectus supplement updates and supplements the prospectus of Beneficient, a Nevada corporation (the “Company,” “we,” “us” or “our”), dated November 12, 2024, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-281694) (the “Prospectus”). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2025. Accordingly, we have attached the Form 8-K to this prospectus supplement. The information included in the Form 8-K that is furnished shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A common stock, par value $0.001 per share (the “Class A common stock”), is listed on The Nasdaq Capital Market under the symbol “BENF,” and the warrants, with each warrant exercisable for one share of Class A common stock and one share of Series A preferred stock, par value $0.001 per share, at an exercise price of $11.50 (the “Warrants”), are listed on The Nasdaq Capital Market under the symbol “BENFW”. On June 24, 2025, the last reported sales price of the Class A common stock was $0.2770 per share, and the last reported sales price of our Warrants was $0.0069 per Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. Certain holders of our Class B common stock, par value $0.001 per share (the “Class B common stock”), have entered into a stockholders agreement concerning the election of directors of the Company, and holders of Class B common stock have the right to elect a majority of the Company’s directors. As a result, the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules and may elect not to comply with certain corporate governance standards.

Investing in our securities involves risk. See the sections entitled “Risk Factors” beginning on page 9 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if any Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 25, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Series B-8 Primary Capital Transaction

On June 17, 2025, Beneficient, a Nevada corporation (the “Company”), through one of its subsidiaries, closed a primary capital transaction for which an agreement was entered on May 22, 2025 with a customer with respect to a limited partner interest in an investment fund with a net asset value of $1,910,370 (the “Transaction”). Pursuant to the Transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 191,037 shares of the Company’s Series B-8 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-8 Preferred Stock”), with such Series B-8 Preferred Stock being convertible into shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”).

The issuance of the Series B-8 Preferred Stock pursuant to the Transaction was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Series B-8 Preferred Stock is convertible into Class A Common Stock initially at a conversion price of $0.3397 per share (the “B-8 Conversion Price”). The B-8 Conversion Price is subject to reset from time to time and a floor price of $0.2548 per share. A maximum of 7,497,528 shares of Class A Common Stock may be issued upon conversion of the Series B-8 Preferred Stock. The information in Item 5.03 concerning the material terms of the Series B-8 Preferred Stock is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B-8 Preferred Stock

On June 17, 2025, the Company filed a certificate of designation (the “B-8 Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B-8 Preferred Stock. The material terms of the Series B-8 Preferred Stock are described below. The total number of authorized shares of the Series B-8 Preferred Stock is 191,037 shares.

Optional Conversion

Each share of Series B-8 Preferred Stock is convertible, at the option of the holder thereof upon two business days’ written notice to the Company, into a number of shares of Class A Common Stock that is equal to $10.00 divided by the B-8 Conversion Price in effect as of the date of such notice (the “B-8 Conversion Rate”). The B-8 Conversion Price shall be subject to reset on each date (each such date, a “B-8 Reset Date”) that is the last day of each month following the date of issuance of the Series B-8 Preferred Stock (the “B-8 Original Issue Date”). On each B-8 Reset Date, the B-8 Conversion Price shall be increased or decreased to the five day trailing volume weighted average price of the Class A Common Stock on the Nasdaq Capital Market or such other national securities exchange on which the Class A Common Stock is listed for trading as of the applicable B-8 Reset Date as reported by Bloomberg Financial Markets or an equivalent reporting service as determined by the Company (the “Prevailing Market Price”), provided that in no event shall the reset B-8 Conversion Price be (a) less than 75% of the initial B-8 Conversion Price or (b) higher than the initial B-8 Conversion Price, in each case subject to adjustments for stock dividends, splits or combinations, reorganizations, recapitalizations or similar transactions. As further described in the B-8 Certificate of Designation, the Company will not issue any shares of Class A Common Stock upon conversion of any Series B-8 Preferred Stock if the issuance of such shares of Class A Common Stock would exceed the Exchange Cap (as defined below), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules and regulations of The Nasdaq Stock Market, LLC (“Nasdaq”) for issuances of shares of Class A Common Stock in excess of the Exchange Cap.

Mandatory Conversion

Each outstanding share of Series B-8 Preferred Stock will automatically convert into a number of shares of Class A Common Stock (the “B-8 Mandatory Conversion”) as is determined by the B-8 Conversion Rate then in effect on the date (the “B-8 Mandatory Conversion Date”) that is the earliest to occur of: (a) the last day of the month in which the fifth anniversary of the B-8 Original Issue Date occurs, if either the Company has filed all annual reports on Form 10-K and quarterly reports on Form 10-Q that are then required to have been filed in the preceding twelve months with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a resale registration statement with respect to the shares of Class A Common Stock underlying the Series B-8 Preferred Stock (the “B-8 Resale Registration Statement”) has become effective and is in full force and effect at the time of such B-8 Mandatory Conversion and (b) if the conditions of clause (a) are not met on the date that is the last day of the month in which the fifth anniversary of the B-8 Original Issue Date occurs, the first date thereafter on which any shares of Series B-8 Preferred Stock may be resold pursuant to Rule 144 under the Securities Act, or the B-8 Resale Registration Statement has become effective. Notwithstanding the foregoing, the Series B-8 Preferred Stock shall not convert into Class A Common Stock to the extent such conversion would cause a holder to exceed (i) 4.99% (the “B-8 Beneficial Ownership Limitation”) of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of Series B-8 Preferred Stock held by the applicable holder or (ii) the aggregate number of shares of Class A Common Stock that the Company may issue upon conversion of the Series B-8 Preferred Stock without breaching the Company’s obligations under the rules and regulations of Nasdaq (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”). To the extent a conversion would cause a holder to exceed the B-8 Beneficial Ownership Limitation or Exchange Cap, as applicable, the conversion of the portion of such conversion that would exceed the B-8 Beneficial Ownership Limitation or Exchange Cap, as applicable, shall be delayed until the first day the conversion of such portion would not cause the holder to exceed the B-8 Beneficial Ownership Limitation or, with respect to the Exchange Cap, when stockholder approval as required by the applicable rules and regulations of Nasdaq has been obtained. Further, to the extent any such share of Series B-8 Preferred Stock has not otherwise automatically converted into shares of Class A Common Stock, the B-8 Conversion Price for such shares shall be subject to additional resets on the terms described in the B-8 Certificate of Designation on the last date of each month.

Ranking

Series B-8 Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (a) pari passu to the Class A Common Stock; (b) junior with respect to the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, Series B-1 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-2 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-3 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-4 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-5 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-6 Resettable Convertible Preferred Stock, par value $0.001 per share and Series B-7 Resettable Convertible Preferred Stock, par value $0.001 per share; (c) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the Certificate of Designation with respect to such preferred stock; and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference

In the event of any liquidation or dissolution of the Company, the holders of Series B-8 Preferred Stock shall be entitled receive, pro rata with the holders of the Company’s Class A Common Stock, and any other shares of preferred stock of the Company identified as “Designated Preferred Stock,” a per share amount equal to such amount per share as would have been payable had all shares of Series B-8 Preferred Stock been converted to Class A Common Stock pursuant to Section 8 of the B-8 Certificate of Designation (without giving effect to any ownership limitations therein) immediately prior to such liquidation or dissolution of the Company (the “Liquidation Preference”). The Series B-8 Preferred Stock shall be a series of Designated Preferred Stock.

Dividends

Dividends will be paid on the Series B-8 Preferred Stock on an as-converted basis when, as, and if paid on the Class A Common Stock.

Voting Rights

Except as required by law, the holders of Series B-8 Preferred Stock shall not be entitled to vote at any meeting of the stockholders for election of members of the Board of Directors of the Company or for any other purpose or otherwise to participate in any action taken by the Company or the stockholders thereof, or to receive notice of any meeting of stockholders.

The foregoing summary of the B-8 Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 24, 2025, the Company issued a press release announcing the closing of the Transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Series B-8 Resettable Convertible Preferred Stock.

99.1	Press Release issued by Beneficient on June 24, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report include, without limitation, statements related to the Transaction and the issuance of Class A Common Stock upon conversion of the Series B-8 Preferred Stock. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among other things, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Information and Where You Can Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of a vote of stockholders to approve the issuance of Class A Common Stock upon conversion of the Series B-8 Preferred Stock. In connection with the requisite stockholder approval, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of the Company, seeking such approvals related to the issuance of Class A Common Stock upon conversion of the Series B-8 Preferred Stock.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION DESCRIBED HEREIN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to Investor Relations, Beneficient at 325 North St. Paul Street, Suite 4850, Dallas, Texas 75201 or email investors@beneficient.com.

Participants in the Solicitation of Proxies in Connection with Transaction

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K, which was filed with the SEC on July 9, 2024, and certain current reports on Form 8-K filed by the Company. Other information regarding the participants in the solicitation of proxies with respect to the transaction described herein and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this Current Report on Form 8-K is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the transaction described herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer

Dated: June 25, 2025

Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E32494422023-9
FVAguilar	Filing Number 20254972663
Secretary of State State Of Nevada	Filed On 6/17/2025 8:46:00 AM
	Number of Pages 6

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Beneficient Entity or Nevada Business Identification Number (NVID): E32494422023-9
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series B-8 Resettable Convertible Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* BE IT RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, $0.001 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions are as provided in the document attached hereto.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X /s/ David Rost Signature of Officer Date: 06/04/2025

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

CERTIFICATE OF DESIGNATION OF

SERIES B-8 RESETTABLE CONVERTIBLE PREFERRED STOCK OF

BENEFICIENT

(Pursuant to NRS 78.1955)

Beneficient, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify that, pursuant to the authority conferred on its board of directors (the “Board of Directors”) by its articles of incorporation (the “Articles of Incorporation”) and in accordance with Section 78.1955 of the Nevada Revised Statutes, the Board of Directors adopted the following resolution establishing a series of 191,037 shares of Preferred Stock of the Corporation designated as Series B-8 Resettable Convertible Preferred Stock.

BE IT RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, $0.001 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

1.	Designation and Number. A series of Preferred Stock, designated as Series B-8 Resettable Convertible Preferred Stock (“Series B-8 Preferred Stock”), is hereby established. The number of authorized shares of Series B-8 Preferred Stock shall initially be 191,037 shares.

2.	No Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preferences on Series B-8 Preferred Stock or the redemption of any shares thereof.

3.	Rank. Series B-8 Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) pari passu to the Corporation’s common stock; (b) junior with respect to the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share, Series B-1 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-2 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-3 Resettable Convertible Preferred Stock, Series B-4 Resettable Convertible Preferred Stock, par value $0.001 per share; Series B-5 Resettable Convertible Preferred Stock, par value $0.001 per share, Series B-6 Resettable Convertible Preferred Stock, par value $0.001 per share, and Series B-7 Resettable Convertible Preferred Stock, par value $0.001 per share (c) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the Certificate of Designation with respect to such preferred stock; and (d) junior to all existing and future indebtedness of the Corporation.

4.	Liquidation Preference. In the event of any liquidation or dissolution of the Corporation, the holders of Series B-8 Preferred Stock shall be entitled receive, pro rata with the holders of the Common Stock, and any other shares of preferred stock of the Corporation identified as “Designated Preferred Stock,” a per share amount equal to such amount per share as would have been payable had all shares of Series B-8 Preferred Stock been converted to Common Stock pursuant to Section 8 (without giving effect to the limitations in Sections 8.4 or 10) immediately prior to such liquidation or dissolution of the Corporation (the “Liquidation Preference”). The Series B-8 Preferred Stock shall be a series of Designated Preferred Stock.

4.1.	Adjustment. For purposes of this Section 4, in the event that the shares of Series B-8 Preferred Stock have not been converted into shares of the Corporation’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and in the event that the Corporation either: (a) subdivides (by stock split, reclassification or otherwise) the outstanding shares of Series B-8 Preferred Stock into a greater number of shares of Series B-8 Preferred Stock; or (b) combines or consolidates (by reverse stock split) the outstanding shares of Series B-8 Preferred Stock into a smaller number of shares of Series B-8 Preferred Stock, then the Liquidation Preference shall be proportionately decreased or increased, as appropriate, simultaneously with the occurrence of such event.

4.2.	Consolidation or Merger of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, or the sale, lease, exchange offer, tender offer or any other transfer, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

4.3.	No Further Rights. After payment of the full amount of the Liquidation Preference, the holders of Series B-8 Preferred Stock will have no right or claim to any of the remaining assets of the Corporation by virtue of their ownership of Series B-8 Preferred Stock.

5.	No Voting Rights. Except as required by law, the holders of Series B-8 Preferred Stock shall not be entitled to vote at any meeting of the stockholders for election of members of the Board of Directors of the Corporation or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

6.	Dividend Rights. Dividends will be paid on the Series B-8 Preferred Stock on an as-converted basis when, as, and if paid on the Class A Common Stock.

7.	Redemption. The outstanding shares of Series B-8 Preferred Stock shall not be redeemable by the Corporation.

8.	Optional Conversion. Each share of Series B-8 Preferred Stock is convertible, at the option of the holder thereof upon two business days’ written notice to the Corporation, into a number of shares of Class A Common Stock that is equal to the Stated Value divided by the Conversion Price (as defined below) in effect as of the date of such notice (the “Conversion Rate”). The Conversion Price shall be subject to reset on each date (each such date, a “Reset Date”) that is the last day of each month following the date of issuance of the Series B-8 Preferred Stock (the “Original Issue Date”). On each Reset Date, the Conversion Price shall be increased or decreased to the Prevailing Market Price (as defined below), provided that in no event shall the reset Conversion Price be (a) less than 75% of the initial Conversion Price or (b) higher than the initial Conversion Price, in each case subject to adjustments for stock dividends, splits or combinations, reorganizations, recapitalizations or similar transactions.

8.1.	As used herein, the term “Stated Value” shall mean $10.00 per share of Series B-8 Preferred Stock.

8.2.	As used herein, the term “Conversion Price” shall initially mean $0.3397 per share.

8.3.	As used herein, the term “Prevailing Market Price” shall mean the five day trailing volume weighted average price of the Class A Common Stock on the Nasdaq Capital Market or such other national securities exchange on which the Class A Common Stock is listed for trading (“Nasdaq”) as of the applicable Reset Date as reported by Bloomberg Financial Markets or an equivalent reporting service as determined by the Corporation.

8.4.	Principal Market Regulation. The Corporation shall not issue any shares of Class A Common Stock upon conversion of any Series B-8 Preferred Stock or otherwise pursuant to the terms of this Certificate of Designation if the issuance of such shares of Class A Common Stock would exceed the aggregate number of shares of Class A Common Stock that the Corporation may issue upon conversion of the Series B-8 Preferred Stock without breaching the Corporation’s obligations under the rules and regulations of Nasdaq (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation obtains the approval of its stockholders as required by the applicable rules and regulations of Nasdaq for issuances of shares of Class A Common Stock in excess of the Exchange Cap. Until such approval is obtained, shares of Series B-8 Preferred Stock shall not convert into Class A Common Stock to the extent such conversion would cause the Corporation to issue shares of Class A Common Stock in excess of the Exchange Cap; provided that the conversion of the portion of such conversion that would not exceed the Exchange Cap shall not be delayed pursuant to this Section 8; provided, further that, the conversion of the portion of such conversion that would exceed the Exchange Cap shall be delayed until the first day the conversion of such portion would not cause the Corporation to exceed the Exchange Cap. Further, to the extent any such share of Series B-8 Preferred Stock has not otherwise automatically converted into shares of Class A Common Stock pursuant to Section 9, the Conversion Price for such shares shall be subject to additional resets on the terms described in Section 8 hereof on the last date of each month.

9.	Mandatory Conversion. Each outstanding share of Series B-8 Preferred Stock will automatically convert into a number of shares of Class A Common Stock (the “Mandatory Conversion”) as is determined by the Conversion Rate then in effect on the date (the “Mandatory Conversion Date”) that is the earliest to occur of: (a) the last day of the month in which the fifth anniversary of the Original Issue Date occurs, if either the Corporation has filed all annual reports on Form 10-K and quarterly reports on Form 10-Q that are then required to have been filed in the preceding twelve months with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a resale registration statement with respect to the shares of Class A Common Stock underlying the Series B-8 Preferred Stock (the “Resale Registration Statement”) has become effective and is in full force and effect at the time of such Mandatory Conversion and (b) if the conditions of clause (a) are not met on the date that is the last day of the month in which the fifth anniversary of the Original Issue Date occurs, the first date thereafter on which any shares of Series B-8 Preferred Stock may be resold pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Resale Registration Statement has become effective. Notwithstanding the foregoing, the Series B-8 Preferred Stock shall not convert into Class A Common Stock to the extent such conversion would cause a holder to exceed the Beneficial Ownership Limitation (as defined below) under Section 10 or the Exchange Cap under Section 8.4 hereof and to the extent a conversion would cause a holder to exceed the Beneficial Ownership Limitation or Exchange Cap, as applicable, the conversion of the portion of such conversion that would exceed the Beneficial Ownership Limitation or Exchange Cap, as applicable, shall be delayed until the first day the conversion of such portion would not cause the holder to exceed the Beneficial Ownership Limitation or, with respect to the Exchange Cap, when stockholder approval has been obtained. Further, to the extent any such share of Series B-8 Preferred Stock has not otherwise automatically converted into shares of Class A Common Stock pursuant to this Section 9, the Conversion Price for such shares shall be subject to additional resets on the terms described in Section 8 hereof on the last date of each month.

10.	Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-8 Preferred Stock, including, without limitation, a Mandatory Conversion, and a holder of the Series B-8 Preferred Stock shall not have the right to receive dividends hereunder or convert any portion of the Series B-8 Preferred Stock, to the extent that, after giving effect to such a conversion, such holder would (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates (such persons, “Attribution Parties”)) own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by such holder and its affiliates and Attribution Parties shall include the number of shares of Class A Common Stock received as shares pursuant to a dividend or issuable upon conversion of the Series B-8 Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (a) conversion of the remaining, unconverted Series B-8 Preferred Stock beneficially owned by such holder or any of its affiliates or Attribution Parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B-8 Preferred Stock) beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Corporation is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to a holder relying on the number of shares issued and outstanding as provided by the Corporation pursuant to this Section 10). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 10, in determining the number of outstanding shares of Class A Common Stock, a holder may rely on the number of outstanding shares of Class A Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Class A Common Stock outstanding.

10.1.	As used herein, the term “Beneficial Ownership Limitation” shall initially mean 4.99% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of Series B-8 Preferred Stock held by the applicable holder. A holder, upon at least sixty-one (61) days advance notice to the Corporation, may terminate, waive, increase or decrease the Beneficial Ownership Limitation provisions of this Section 10. Notwithstanding the foregoing, without Stockholder Approval, the Beneficial Ownership Limitation shall not exceed the Cap.

11.	No Fractional Shares. The Corporation shall not issue any fractional shares of Class A Common Stock upon conversion of shares of Series B-8 Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Class A Common Stock, the Corporation shall round such fraction of a share of Class A Common Stock up to the nearest whole share.

12.	Adjustment for Reclassification, Exchange, and Substitution. If at any time or from time to time after the Original Issue Date, the shares of Class A Common Stock issuable upon the conversion of the Series B-8 Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (other than by a Class A Common Stock Event (as defined below) or a stock dividend or distribution provided for elsewhere in this Certificate of Designation), then, in any such event, the Series B-8 Preferred Stock shall thereafter convert into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Class A Common Stock into which such shares of Series B-8 Preferred Stock would have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

13.	Adjustment Upon Class A Common Stock Event. In the event that a Class A Common Stock Event occurs at any time or from time to time after the Original Issue Date, the Conversion Price in effect immediately prior to such event shall, simultaneously with the occurrence of such Class A Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Class A Common Stock Event.

13.1.	Class A Common Stock Event. As used herein, the term “Class A Common Stock Event” means: (1) the declaration or payment of any dividend or other distribution on the Class A Common Stock, without consideration, payable to one or more stockholders in additional shares of Class A Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock; (2) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock; or (3) a combination or consolidation (by reverse stock split) of the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock.

14.	Transfer Restrictions. The shares of Series B-8 Preferred Stock may not be sold, assigned or otherwise transferred without the written consent of the Corporation. Any such sale, assignment or transfer shall be void ab initio and of no effect. For avoidance of doubt, this Section 14 shall not apply to shares of Class A Common Stock issued upon conversion of the Series B-8 Preferred Stock.

15.	Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or four business days after the mailing of such notice, if sent by registered mail, with postage pre-paid, addressed: (a) if to the Corporation, to the attention of its corporate secretary or to an agent of the Corporation designated as permitted by the Corporation’s Articles of Incorporation, as amended; (b) if to any holder of Series B-8 Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent); or (c) to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.